News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS THIRD QUARTER PROFIT

Government Assistance Offsets Impact of Attacks

Load Factor Improving; Yield Remains Weak

HOUSTON, October 31, 2001 -- Continental Airlines (NYSE: CAL) today reported third quarter net income of $3 million ($.05 diluted earnings per share). Net income includes a grant of $243 million ($154 million after tax) pursuant to the Air Transportation Safety and System Stabilization Act (the Stabilization Act), and $85 million ($54 million after tax) in severance and other special charges. Continental would have reported a third quarter net loss of $97 million ($1.76 diluted loss per share) excluding the Stabilization Act grant and special charges, which compares favorably to the First Call estimate of $2.25 loss per share.

"Like the American people, Continental is showing incredible resilience in the face of adversity," said Gordon Bethune, Continental Airlines' chairman and chief executive officer. "Thanks to the dedication and professionalism of our employees, we are returning to normal operations at an accelerated pace."

Third quarter passenger revenue was $2.1 billion, down 14.9 percent from the same period last year. Capacity was down 1.6 percent while revenue passenger miles were down 6.5 percent, resulting in a decrease in load factor of 3.8 points to 73.7 percent. These declines are largely attributable to the terrorist attacks of September 11 and the drop in business traffic experienced throughout the third quarter.

Load Factor Recovering

Since the attacks on September 11, Continental has seen load factors partially recover. For the first two weeks of October, Continental reported a domestic load factor of 71.3 percent and a systemwide load factor of 65.6 percent, which are 18.8 and 13.2 points, respectively, above the load factors reported for the last two weeks of September 2001. Comparatively, the domestic load factor is 1.3 points above, and the systemwide load factor is 5.2 points below, the same two-week period last year, on 17 percent less capacity.

Yield Remains Weak

Yield during the third quarter declined 10.2 percent, which together with the third quarter load factor decrease resulted in revenue per available seat mile (RASM) of 9.33 cents, a 14.3 percent decline compared to the third quarter of 2000. The yield decline was principally responsible for the 10.9 point increase in the company's breakeven passenger load factor for the third quarter, to 78.3 percent (excluding the Stabilization Act grant and special charges).

RASM Continues to Recover

The company's systemwide RASM deteriorated significantly following the terrorist attacks, although systemwide RASM continues to recover from its lows during September. The company's systemwide RASM for the period between September 11 and September 30, 2001 was approximately 35 percent lower than systemwide RASM for the comparable period in 2000, and systemwide RASM for the period between October 1 and October 14, 2001 was approximately 25 percent lower than systemwide RASM for the comparable period in 2000. Load factor and yield on certain routes, such as the transpacific and transatlantic routes, have been more adversely affected than load factor and yield on U.S. domestic or other routes. The reduced systemwide RASM is the result of lower load factors following the terrorist attacks, a worsening of the general economic slowdown that had already been affecting the company's business prior to the attacks, corporate travel restrictions imposed by a number of companies in the wake of the September 11, 2001 attacks, and various fare sales designed to encourage passengers to travel after the attacks. Passenger revenue, RASM and available seat miles (ASMs) by geographic region, along with comparable figures from the prior year separated into pre- and post- September 11, 2001 periods, are as follows:

Comparison of 7/1/01 - 9/10/01 to 7/1/00 -9/10/00

Passenger Revenue RASM ASMs

Domestic (8.7)% (14.5)% 6.8%

Latin America 5.4% 3.6% 1.8%

Transatlantic (11.5)% (6.5)% (5.3)%

Pacific 11.8% (15.6)% 32.4%

Total Jet Operations (5.9)% (11.1)% 5.8%

Comparison of 9/11/01 - 9/30/01 to 9/11/00 -9/30/00

Passenger Revenue RASM ASMs

Domestic (59.0)% (38.2)% (33.7)%

Latin America (35.7)% (14.0)% (25.2)%

Transatlantic (51.5)% (34.1)% (26.3)%

Pacific (35.4)% (35.1)% (0.6)%

Total Jet Operations (53.9)% (35.3)% (28.8)%

Continental Express Continues Strong Performance

ExpressJet Airlines, a wholly owned subsidiary of Continental Airlines which does business as Continental Express, grew its capacity by 10.3 percent during the quarter as compared to the third quarter of 2000. Continental Express' revenue passenger miles were up 10.4 percent resulting in an increase in load factor to 62.9 percent for the third quarter.

Third Quarter Operating Performance

Continental's third quarter operating performance was good. Excluding cancellations due to the attacks and the company's schedule reduction, the on-time arrival rate for the third quarter was 81 percent and the completion factor was 99.3 percent.

"Continental has been able to work through this challenging time thanks to the loyalty of our customers and extraordinary efforts of all of our employees," said Larry Kellner, president of Continental Airlines. "We're optimistic about our future opportunities."

Continental continues to work closely with the FAA on a variety of enhanced security measures both onboard the aircraft and at the airports. The company was one of the first carriers to complete installation of secondary cockpit door restraints, similar to a crossbar or deadbolt, on all of its aircraft, and is cooperating with federal authorities to place armed federal air marshals on its flights. Continental has added multiple security checkpoint positions in each of its hub cities of Houston, Cleveland and Newark, and a greater number of customer bags are electronically or physically searched. The company's customers and service suppliers are also subject to additional random searches and identification checks beyond the security check points.

Since September 11, Continental has initiated several programs to encourage customers back to the skies. The company has offered various fare sales, including reduced fares for business travel on most U.S. routes. The company is also offering double miles to OnePass frequent flyer members traveling on Continental between October 2 and November 15, and is allowing members to apply these miles toward 2002 Elite status. Continental has maintained meal service on its flights, and is offering free inflight video and audio programming to its customers.

Continental also expects to avoid approximately 3,500 of the 12,000 positions eliminated, due to the continued success of the company's voluntary employee leave and early retirement programs.

Continental continued to receive high praise for outstanding customer service throughout the third quarter. Conde Nast Traveler rated Continental Airlines' premium BusinessFirst service on transatlantic and pacific routes as the best among U.S. carriers, and also ranked its first-class service on domestic routes higher than the top-10 major carriers in its 2001 Business Travel Awards. In addition, Continental Airlines received the highest rating for innovative use of information technology among all airlines, ranking No. 2 out of 500 companies according to CMP Media's prestigious InformationWeek 500 list.

Third Quarter Financial Results

Continental's cost per available seat mile (CASM) in the third quarter, excluding the Stabilization Act grant and special charges, was 2.5 percent lower (2 percent lower holding fuel rate constant) than the same period last year. The company has significantly reduced capacity since the September 11 attacks and has taken aggressive action to reduce costs in connection with the capacity reduction and decreased demand and yields. However, Continental has not been able to reduce costs as quickly as it is able to reduce capacity because many of the company's costs are fixed over the intermediate to longer term. Continental expects CASM in the fourth quarter to be 2 to 3 percent higher (6 to 7 percent higher holding fuel rate constant) as compared to the fourth quarter 2000.

Continental Ended the Third Quarter with $1.2 Billion Cash and

Retains in Excess of $1 Billion in Unencumbered Assets

Continental ended the third quarter with cash of $1.2 billion. Since September 11, 2001, the company and the airline industry, have not generated positive cash flow from operations, although recently improved traffic has significantly reduced the average daily negative cash flow from operations. The company's cash flow from operations remains negative at approximately $4 to $5 million per day down from a high of approximately $30 million per day in the days immediately following the attacks. Continental and its subsidiaries anticipate receiving additional grants under the Stabilization Act of approximately $215 million. In addition, the company will explore the availability of financing for its liquidity needs in the private capital markets, and the Stabilization Act also provides for loan guarantees. Continental had unencumbered assets with a book value in excess of $1 billion on September 30, 2001, which could be pledged in connection with future financings.

During the third quarter, the company took delivery of one Boeing 767-400ER, one Boeing 767-200ER, five Boeing 737-900s, and seven Boeing 737-800 aircraft. ExpressJet took delivery of nine Embraer regional jets in the third quarter. As of October 15, 2001, the company had taken a total of 64 jet aircraft out of service, of which 49 were removed from service during the third quarter. Taking into account the new deliveries and the aircraft taken out of service, the average age of the company's jet fleet has been reduced to 6.6 years, the youngest in the industry. Continental is in discussions with Boeing concerning the deferral of some of its firm order aircraft, which are scheduled to be delivered between 2002 and 2005.

Corporate Background

Continental Airlines (continental.com) is the fifth largest airline in the U.S., offering more than 1,900 departures daily to 122 domestic and 89 international destinations. Operating hubs in Newark, Houston, Cleveland and Guam, Continental serves more international cities than any other U.S. carrier, including extensive service throughout the Americas, Europe and Asia.

Continental was named the 2001 Airline of the Year by Air Transport World, as well as the 1996 Airline of the Year, making it the only carrier to receive this honor twice in five years. Continental is in the top quarter of Fortune magazine's "100 Best Companies to Work for in America," and is ranked the nation's No. 1 airline in customer satisfaction for long and short-haul flights by Frequent Flyer Magazine and J.D. Power and Associates. Continental has received numerous awards for its BusinessFirst premium cabin (Condé Nast Traveler, OAG, Entrepreneur and SmartMoney magazines), OnePass frequent flyer program (InsideFlyer's Freddie Awards) and overall operations and management (Fortune magazine).

Continental Airlines will conduct a regular quarterly telephone briefing today to discuss these results with the financial community at 9:30 a.m. CST/10:30 a.m. EST. To listen to a live broadcast of this briefing via the internet, go to continental.com/corporate.

This press release may contain forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. In connection therewith, please see the impact of the risk factors set forth in the Company's 2000 10-K and its other securities filings, including a current report on Form 8-K filed on October 15, 2001, which identify important matters such as the Company's high leverage and significant financing needs, terrorist attacks, the Company's historical operating results, the significant cost of aircraft fuel, labor costs, certain tax matters, the Japanese economy and currency risk, competition and industry conditions, regulatory matters and the seasonal nature of the airline business, that could cause actual results to differ materially from those in the forward-looking statements.

-- tables attached --

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In millions of dollars)

(Unaudited)
	Three Months Ended September 30, 2001	Three Months Ended September 30, 2000	% Increase/ (Decrease)

Operating Revenue:
Passenger	$2,100	$2,469	(14.9)%
Cargo, mail and other	123	153	(19.6)%
	2,223	2,622	(15.2)%

Operating Expenses:
Wages, salaries and related costs	779	748	4.1%
Aircraft fuel	322	354	(9.0)%
Aircraft rentals	230	215	7.0%
Maintenance, materials and repairs	142	167	(15.0)%
Landing fees and other rentals	139	133	4.5%
Depreciation and amortization	120	102	17.6%
Reservations and sales	107	117	(8.5)%
Passenger servicing	89	97	(8.2)%
Commissions	87	138	(37.0)%
Other	301	288	4.5%
Severance and other special charges	63	-	NM
Airline Stabilization Act grant	(243)	-	NM
	2,136	2,359	(9.5)%

Operating Income	87	263	(66.9)%

Nonoperating Income (Expense):
Net interest expense	(52)	(23)	126.1%
Other, net	(23)	(16)	43.8%
	(75)	(39)	92.3%

Income before Income Taxes and Extraordinary Charge	12	224	(94.6)%
Income Tax Provision	(7)	(87)	(92.0)%
Distributions on Preferred Securities of Trust, net of tax	(2)	-	NM
Income before Extraordinary Charge	3	137	(97.8)%
Extraordinary Charge, net of tax	-	(2)	NM
Net Income	$ 3	$ 135	(97.8)%

Note: The Company recorded $85 million of special charges during the third quarter of 2001. The $63 million of severance and other special charges consists of $29 million of costs associated with furloughs and company offered leaves, $17 million of costs for environmental remediation expenses and $17 million of costs associated with the closure and nonutilization of certain facilities and for certain uncollectible receivables. Nonoperating expense includes $22 million of special charges related to the impairment of investments in certain affiliates and the uncollectibility of the related notes receivable.

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In millions of dollars)

(Unaudited)
	Nine Months Ended September 30, 2001	Nine Months Ended September 30, 2000	% Increase/ (Decrease)

Operating Revenue:
Passenger	$6,826	$7,030	(2.9)%
Cargo, mail and other	405	440	(8.0)%
	7,231	7,470	(3.2)%

Operating Expenses:
Wages, salaries and related costs	2,337	2,139	9.3%
Aircraft fuel	1,016	1,001	1.5%
Aircraft rentals	667	631	5.7%
Maintenance, materials and repairs	464	497	(6.6)%
Landing fees and other rentals	433	400	8.3%
Depreciation and amortization	336	295	13.9%
Reservations and sales	359	352	2.0%
Passenger servicing	276	273	1.1%
Commissions	307	412	(25.5)%
Other	916	858	6.8%
Severance and other special charges	63	-	NM
Airline Stabilization Act grant	(243)	-	NM
	6,931	6,858	1.1%

Operating Income	300	612	(51.0)%

Nonoperating Income (Expense):
Interest expense	(138)	(80)	72.5%
Other, net	(51)	(35)	45.7%
	(189)	(115)	64.3%

Income before Income Taxes and Extraordinary Charge	111	497	(77.7)%
Income Tax Provision	(51)	(193)	(73.6)%
Distributions on Preferred Securities of Trust, net of tax	(6)	-	NM
Income before Extraordinary Charge	54	304	(82.2)%
Extraordinary Charge, Net of Tax	-	(6)	NM
Net Income	$ 54	$ 298	(81.9)%

Note: The Company recorded $85 million of special charges during the third quarter of 2001. The $63 million of severance and other special charges consists of $29 million of costs associated with furloughs and company offered leaves, $17 million of costs for environmental remediation expenses and $17 million of costs associated with the closure and nonutilization of certain facilities and for certain uncollectible receivables. Nonoperating expense includes $22 million of special charges related to the impairment of investments in certain affiliates and the uncollectibility of the related notes receivable.

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS (jet operations only) (a)

	Three Months Ended September 30,		% Increase/
	2001	2000	(Decrease)

Revenue passengers (thousands)	11,254	12,155	(7.4)%
Revenue passenger miles (millions)	16,206	17,325	(6.5)%
Available seat miles (millions)	21,994	22,356	(1.6)%
Cargo ton miles (millions)	217	277	(21.7)%
Passenger load factor:
System	73.7%	77.5%	(3.8) pts.
Domestic	72.9%	75.2%	(2.3) pts.
International	74.9%	81.1%	(6.2) pts.
Breakeven passenger load factor (b)	78.3%	67.4%	10.9 pts.
Passenger revenue per available seat mile (cents)	8.59	10.06	(14.6)%
Total revenue per available seat mile (cents)	9.33	10.89	(14.3)%
Operating cost per available seat mile (c) (cents)	9.34	9.58	(2.5)%
Operating cost per available seat mile, holding fuel rate constant (c) (cents)	9.39	9.58	(2.0)%
Average yield per revenue passenger mile (cents)	11.66	12.98	(10.2)%
Average price per gallon of fuel, excluding fuel taxes (cents)	78.46	82.29	(4.7)%
Average price per gallon of fuel, including fuel taxes (cents)	82.37	86.52	(4.8)%
Fuel gallons consumed (millions)	373	398	(6.3)%
Actual aircraft in fleet at end of period	342	367	(6.8)%
Average stage length	1,208	1,187	1.8%

  Excludes regional jets operated by Continental Express.

  The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding the Airline Stabilization Act grant and special charges.

  2001 excludes $63 million severance and other special charges and a $243 million grant under the Airline Stabilization Act.

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS (jet operations only) (a)

	Nine Months Ended September 30,		% Increase/
	2001	2000	(Decrease)

Revenue Passengers (thousands)	34,730	35,440	(2.0)%
Revenue passenger miles (millions)	48,373	48,821	(0.9)%
Available seat miles (millions)	66,266	64,691	2.4%
Cargo ton miles (millions)	715	812	(11.9)%
Passenger load factor:
System	73.0%	75.5%	(2.5) pts.
Domestic	72.5%	74.5%	(2.0) pts.
International	73.6%	76.9%	(3.3) pts.
Breakeven passenger load factor (b)	71.5%	68.1%	3.4 pts.
Passenger revenue per available seat mile (cents)	9.29	9.91	(6.3)%
Total revenue per available seat mile (cents)	10.07	10.73	(6.2)%
Cost per available seat mile (c) (cents)	9.55	9.67	(1.2)%
Cost per available seat mile, holding fuel rate constant (c) (cents)	9.52	9.67	(1.6)%
Average yield per revenue passenger mile (cents)	12.72	13.13	(3.1)%
Average price per gallon of fuel, excluding fuel taxes (cents)	81.91	80.30	2.0%
Average price per gallon of fuel, including fuel taxes (cents)	86.20	84.53	2.0%
Fuel gallons consumed (millions)	1,129	1,159	(2.6)%
Actual aircraft in fleet at end of period	342	367	(6.8)%
Average stage length	1,188	1,158	2.6%

  Excludes regional jets operated by Continental Express.

  The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding the Airline Stabilization Act grant and special charges.

  2001 excludes $63 million severance and other special charges and a $243 million grant under the Airline Stabilization Act.

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

EARNINGS PER SHARE

(In millions, except per share data)

(Unaudited)

	Three Months Ended September 30, 2001	Three Months Ended September 30, 2000	% Increase/ (Decrease)

Basic Earnings per Share:
Income Before Extraordinary Charge	$ 0.06	$ 2.29	(97.4)%
Extraordinary Charge	-	(0.03)	NM
Net Income	$ 0.06	$ 2.26	(97.3)%

Diluted Earnings per Share:
Income Before Extraordinary Charge	$ 0.05	$ 2.24	(97.8)%
Extraordinary Charge	-	(0.03)	NM
Net Income	$ 0.05	$ 2.21	(97.7)%

Shares used for Computation:
Basic	54.9	59.7	(8.0)%
Diluted	55.4	61.1	(9.3)%

	Nine Months Ended September 30, 2001	Nine Months Ended September 30, 2000	% Increase/ (Decrease)

Basic Earnings per Share:
Income Before Extraordinary Charge	$ 0.99	$ 4.95	(80.0)%
Extraordinary Charge	-	(0.10)	NM
Net Income	$ 0.99	$ 4.85	(79.6)%

Diluted Earnings per Share:
Income Before Extraordinary Charge	$ 0.97	$ 4.85	(80.0)%
Extraordinary Charge	-	(0.09)	NM
Net Income	$ 0.97	$ 4.76	(79.6)%

Shares used for Computation:
Basic	54.7	61.3	(10.8)%
Diluted	55.6	62.5	(11.0)%

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited) (In millions)

	September 30,	December 31,
	2001	2000
ASSETS:
Current Assets:
Cash and cash equivalents	$1,201	$1,371
Short-term investments	-	24
Accounts receivable, net	455	495
Spare parts and supplies, net	290	280
Other	306	289
Total current assets	2,252	2,459

Total Property and Equipment	6,063	5,163

Routes, Gates and Slots, net	1,048	1,081

Other Assets, net	453	498

Total Assets	$9,816	$9,201

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Current maturities of long-term debt and capital leases	$349	$304
Accounts payable	988	1,016
Air traffic liability	1,124	1,125
Accrued other liabilities	623	535
Total current liabilities	3,084	2,980

Long-Term Debt and Capital Leases	4,092	3,374

Other Long-Term Liabilities	1,145	995

Commitments and Contingencies

Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust Holding Solely Convertible Subordinated Debentures	243	242

Redeemable Common Stock	-	450

Stockholders' Equity:
Preferred stock	-	-
Class A common stock	-	-
Class B common stock	1	1
Additional paid-in capital	885	379
Retained earnings	1,510	1,456
Accumulated other comprehensive income (loss)	(4)	13
Treasury stock	(1,140)	(689)
Total stockholders' equity	1,252	1,160
Total Liabilities and Stockholders' Equity	$9,816	$9,201

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